Exhibit 5.1

[Letterhead of Gibson, Dunn & Crutcher LLP]

February 11, 2020

Atmos Energy Corporation

1800 Three Lincoln Centre

5430 LBJ Freeway

Dallas, Texas 75240

Re:	Atmos Energy Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i)    the Company’s unsecured debt securities, which may either be senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and

(ii)    shares of the Company’s common stock, no par value per share (the “Common Stock”).

The Debt Securities and Common Stock are collectively referred to herein as the “Securities.” The Debt Securities are to be issued under an indenture, dated March 26, 2009, entered into between the Company and U.S. Bank National Association, as indenture trustee (the “Base Indenture”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Base Indenture, forms of the Debt Securities, specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Atmos Energy Corporation

February 11, 2020

We have assumed without independent investigation that:

(i)    at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)    at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii)    all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv)    at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock for issuance upon conversion of any Debt Securities into Common Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 and 2 below) shall have been duly completed and shall remain in full force and effect;

(v)    upon issuance of any Common Stock, including upon conversion of any Convertible Security, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its articles of incorporation and other relevant documents;

(vi)    in the case of Debt Securities, at the Relevant Time, the Base Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended;

(vii)    at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Atmos Energy Corporation

February 11, 2020

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.    With respect to any Debt Securities, when:

a.	the terms and conditions of such Debt Securities have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the Base Indenture,

b.	any such supplemental indenture or officers’ certificate has been duly executed and delivered by the Company and, if applicable, the trustee (together with the Base Indenture, the “Indenture”), and

c.

such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.    With respect to shares of Common Stock, when:

a.

such shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion, and for any additional consideration specified therein, and

b.	any such Convertible Security is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms,

such shares of Common Stock will be validly issued, fully paid and non-assessable.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and to the extent relevant for our opinions herein, the Texas Business Organizations Code. This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America, the Texas Business Organizations Code and the facts as they currently exist. We express no opinion regarding any federal or state laws or regulations related to the regulation of utilities. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

Atmos Energy Corporation

February 11, 2020

B.    We note that the Company is incorporated in the State of Texas and in the Commonwealth of Virginia and, to the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that the Company is a validly existing corporation in good standing under the laws of the Commonwealth of Virginia and that under the laws of the Commonwealth of Virginia: (i) the Company has all requisite power to execute, deliver and perform its obligations under the Indenture and the Debt Securities (collectively, the “Note Documents”), (ii) the authorization, execution, and delivery of the Note Documents by the Company and the performance of its obligations thereunder do not and will not violate the charter or bylaws of the Company or any law, regulation, order, judgment or decree applicable to the Company, (iii) the Note Documents will be duly executed and delivered by the Company and (iv) the Common Stock will be validly issued, fully paid and non-assessable. We understand that you are receiving an opinion of Virginia counsel as to matters relating to Virginia law.

C.    The opinions above with respect to the Note Documents are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

D.    We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (iii) any provision that would require payment of any unamortized original issue discount, or (iv) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

Atmos Energy Corporation

February 11, 2020

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP